UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On March 16, 2017, Threshold Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Molecular Templates, Inc., a Delaware corporation (“Molecular Templates”), a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics to treat cancer, and Trojan Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Company’s stockholders and Molecular Templates’ stockholders, Merger Sub will be merged with and into Molecular Templates (the “Merger”), with Molecular Templates surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): (a) each share of Molecular Templates common stock outstanding immediately prior to the Effective Time (excluding shares held by the Company, Merger Sub or Molecular Templates and dissenting shares, and after giving effect to the purchase or conversion rights of Molecular Templates’ preferred stockholders, warrantholders and noteholders) will be converted solely into the right to receive a number of shares of Company Common Stock (the “Shares”) equal to the exchange ratio described below, and (b) each outstanding Molecular Templates stock option will be assumed by the Company. Under the exchange ratio formula in the Merger Agreement, the former Molecular Templates security holders immediately before the Merger are expected to own approximately 65.6% of the aggregate number of the Shares, and the stockholders of the Company immediately before the Merger are expected to own approximately 34.4% of the aggregate number of the Shares, subject to certain assumptions (on a fully diluted basis). Further, this exchange ratio will be adjusted to the extent the Company’s net cash (as defined in the Merger Agreement) at closing of the merger (the “Closing”) is greater than $17.5 million or less than $12.5 million.

Following the Closing, Molecular Templates’ Chief Executive Officer, Eric Poma, Ph.D., will become the Company’s Chief Executive Officer, and the Company’s corporate headquarters will be relocated Austin, Texas. Additionally, following the Closing, the board of directors of the Company (the “Company Board”) will consist of seven directors and will be comprised of (i) two members designated by Molecular Templates, (ii) two members of the current Company Board, including Harold E. Selick, who will act as chairman, and (iii) three members mutually agreed upon by Molecular Templates and the Company. In addition, following the Closing, the Company will change its name to Molecular Templates, Inc. and will change its NASDAQ symbol to MTEM.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Molecular Templates, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and Molecular Templates, indemnification of directors and officers, the Company’s and Molecular Templates’ conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing and to prepare and file a registration statement on Form S-4 that will contain a proxy statement / prospectus / information statement to register the Shares issued pursuant to the Merger Agreement (the “S-4”).

In connection with the Merger and the S-4, the Company will be seeking the approval of the Company’s stockholders with respect to certain actions, including the following:

•	The authorization and issuance of the Shares in the Merger;
•	The authorization of the issuance of securities proposed to be issued in the proposed financing described below;
•	amendments of the Company certificate of incorporation related to changing the name of the Company; and
•	authorization of the Company Board to effect a reverse stock split of the Shares within a range, which shall be no less than 5:1 or more than 15:1.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, and (v) the effectiveness of the S-4. The Closing is not contingent upon the completion of the Financing described below.

The Merger Agreement also includes termination provisions for both the Company and Molecular Templates. In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a willful, intentional and material breach of the non-solicitation obligations, a change in the board of directors’ recommendation of the Merger to the stockholders or other triggering events, either party may be required to pay the other party a termination fee of $750,000, plus reimbursement for certain fees and expenses.

In connection with execution of the Merger Agreement, the Company will make a bridge loan to Molecular Templates pursuant to a note purchase agreement and promissory notes (the “Notes”) up to an aggregate principal amount of $4.0 million with an initial closing to be held no later than the third business day following the execution of the Merger Agreement for a principal amount of $2.0 million. If the Merger Agreement is terminated prior to the to the maturity date of the Notes, the outstanding principal of the Notes plus all accrued and unpaid interest shall become due and payable upon the earlier of (i) the consummation of a qualified financing by Molecular Templates of at least $10.0 million, (ii) the occurrence of a Molecular Templates liquidity event, or (iii) the four-month anniversary of the termination of the Merger Agreement, and such amounts shall be credited against any termination fees owed by the Company to Molecular Templates pursuant to the Merger Agreement.

Support Agreements

Concurrently with the execution of the Merger Agreement, officers and directors of the Company entered into support agreements with Molecular Templates relating to the Merger covering approximately 1.2% of the outstanding Shares, as of immediately prior to the Merger (the “Company Support Agreements”). The Company Support Agreements provide, among other things, that the stockholders to the Company Support Agreement will vote all of the Shares held by them in favor of the issuance of the Shares in connection with the Merger and the amendments to the Company’s certificate of incorporation contemplated by the Merger Agreement.

Concurrently with the execution of the Merger Agreement, officers, directors and certain stockholders of Molecular Templates entered into support agreements with the Company covering approximately 96.3% of the outstanding shares of Molecular Templates (including shares of its preferred stock on an as-converted to common stock basis) relating to the Merger (the “Molecular Templates Support Agreements,” and together with the Company Support Agreement, the “Support Agreements”). The Molecular Templates Support Agreements provide, among other things, that the officers and stockholders party to the Molecular Templates Support Agreement will vote all of the shares of Molecular Templates held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, officers and directors of the Company entered into lock-up agreements (the “Company Lock-Up Agreement”), pursuant to which they accepted certain restrictions on transfers of the Shares for the 180-day period following the Effective Time.

Concurrently with the execution of the Merger Agreement, officers, directors and certain stockholders of Molecular Templates, have entered into lock-up agreements (the “Molecular Lock-Up Agreement,” and together with the Company Lock-Up Agreement, the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of the Shares for the 180-day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, Company Support Agreement, Molecular Templates Support Agreement, the Company Lock-Up Agreement and the Molecular Lock-Up Agreement, are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibit 2.1, 10.1, 10.2, 10.3 and 10.4 respectively to this report and incorporated herein by reference.

Equity Commitment Letter

On March 16, 2017, the Company and Molecular Templates received from Longitude Venture Partners III, L.P. (“Longitude”) an Equity Commitment Letter (the “Commitment Letter”), pursuant to which, immediately following the Closing of the Merger, Longitude will purchase $20 million of equity securities in the Company. Longitude’s investment is subject to certain conditions, including the Closing of the Merger and the Company having secured commitments from additional investors for the purchase of an additional $20 million of such securities (the “Financing”).

The Financing will be accomplished in a private placement exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder. The securities to be sold in the Financing have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 5.02   Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On March 16, 2017, Dr. Selick, the Company’s Chief Executive Officer, resigned as the Company’s Chief Executive Officer, effective March 31, 2017. Dr. Selick will continue to serve as a member of and Chairman of the Company Board.

Appointment of Interim Chief Executive Officer

On March 16, 2017, the Company Board appointed Wilfred E. Jaeger, M.D., currently serving as a member of the Company Board, to serve as interim Chief Executive Officer of the Company, effective April 1, 2017. In connection with his appointment as interim Chief Executive Officer, Dr. Jaeger resigned from all Company Board committees and the Company Board appointed George G.C. Parker, an independent director, as a member of the Audit Committee of the Company Board and to be Chairman of the compensation committee of the Board. Mr. Jaeger will be paid a monthly salary of $20,000 for his service as interim Chief Executive Officer and, upon commencement of his service as interim Chief Executive Officer, will no longer receive compensation as a non-employee member of the Company Board. Other than the foregoing, there were no new compensatory arrangements or modifications to existing compensatory arrangements nor were there any grants or awards made to Dr. Jaeger in connection with his appointment as interim Chief Executive Officer of the Company.

Dr. Jaeger, age 61, has served as a member of the Company Board since 2001. He has been a Partner of Three Arch Partners, a venture capital firm, since 1993. Dr. Jaeger serves as a Director of a number of private companies. He received his B.S. from the University of British Columbia, his M.D. from the University of British Columbia School of Medicine and his M.B.A. from Stanford University. For a description of certain transactions and relationships Dr. Jaeger has with the Company, see “Related Party Transactions—Related Party Transactions and Business Relationships” in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2016.

Amendments to Change of Control Agreements; CEO Severance Arrangement

On March 16, 2017, the Compensation Committee of the Company Board approved entering into amendments to the Change of Control Severance Agreements (such amendments, the “Amendments”) with Tillman E. Pearce, M.D., the Company’s Chief Medical Officer, Charles Hart, Ph.D., the Company’s Senior Vice President of Biology, Joel Fernandes, the Company’s Senior Vice President of Finance and Controller, Eric Malek, the Company’s Senior Vice President of Corporate Development, Mark Hopkins, Ph.D., J.D. the Company’s Vice President of Intellectual Property and Assistant General Counsel and Kristen Quigley, the Company’s Vice President of Clinical Operations. The Amendments will amend and restate the Change of Control Agreements previously entered into with Drs. Pearce, Hart and Hopkins, Misters Fernandes and Malek, and Ms. Quigley (the “Existing Agreements”). The Existing Agreements, as previously disclosed, provide for 12 months of base salary upon a qualifying termination of employment and, if the termination occurs within a specified period following a change of control, certain enhanced benefits (pro rata bonus, medical coverage and equity vesting). Pursuant to the Amendments, a termination of employment that would qualify the officer for the enhanced benefits, but for the fact that the termination occurred during the four-month period prior to the Merger rather than following the Merger, will be treated as having occurred following the Merger and will entitle the officer to the enhanced benefits. The Compensation Committee may choose, in any particular Amendment or all in Amendments, to reduce the salary portion of the severance benefits by salary earned after such date as the Compensation Committee may determine. In addition, upon the recommendation of the Compensation Committee of the Company Board, the Company Board has deemed Dr. Selick’s resignation as Chief Executive Officer effective March 31, 2017 to be a termination of employment qualifying him for the enhanced payments and benefits under the Amendment to his Change of Control Agreement, but only if the Merger occurs within four months following March 31, 2017 and if he remains as Chairman of the Company Board through the Closing of the Merger.

The Company expects to enter into the Amendments with the foregoing persons in due course. The foregoing is only a brief description of the material terms of the Amendments, does not purport to be complete, and is qualified in its entirety by reference to the Amendments that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2017.

Item 8.01 Other Events.

Press Release

On March 17, 2017, the Company and Molecular Templates issued a joint press release announcing the execution of the Merger Agreement and the Commitment Letter. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Evofosfamide Update

On March 16, 2017, the Company received a certified translation of a notification from the Pharmaceutical and Medical Devices Agency (“PMDA”) relating to the Company’s consultation with the PMDA indicating that the analysis of the data from the randomized Phase III study, EMR200592-001, conducted under its original Statistical Analysis Plan, did not provide adequate OS prolongation to support the submission of a New Drug Application (“NDA”) in Japan for evofosfamide. The PMDA indicated it will reconsider its assessment after reviewing the Company’s development plan for an additional clinical study of evofosfamide in Japanese patients. The Company has scheduled further consultation with the PMDA to clarify the scope of the additional clinical trial and the results of which that the PMDA may consider supportive of the potential submission of a NDA for evofosfamide in Japan.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the anticipated consummation of the transactions contemplated by the Merger Agreement, the Support Agreements and the Commitment Letter, further consultations by the Company with the PMDA, the potential submission of a NDA for evofosfamide in Japan, and other statements that are not historical facts. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, related to the Company’s ability to complete the Merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the Merger Agreement; the Company’s ability to complete the Financing on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the Financing; the uncertain and time-consuming regulatory approval process, including the risk that the Company may be unable to reach agreement with the PMDA regarding an additional clinical study of evofosfamide in Japanese patients and that such study, even if commenced and completed, may not be sufficient to support a potential NDA submission in Japan or support the approval of evofosfamide for the treatment of patients with pancreatic cancer in Japan; and the Company’s need for and the availability of resources to develop evofosfamide and to support its operations. In addition, there can be no assurance that the Company will be able to complete the transactions contemplated by the Merger Agreement or the Commitment Letter on the anticipated terms, or at all. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 7, 2016. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Additional Information and Where You Can Find It

The Merger Agreement, the Support Agreements and the Lock-Up Agreements (the “Transaction Agreements”), and the foregoing description of the Transaction Agreements, have been included to provide investors and stockholders with information regarding the terms of the Transaction Agreements.

The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Molecular Templates in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company will file with the SEC a registration statement containing a proxy statement / prospectus / information statement of the Company that will also constitute a prospectus of the Company. The Company will mail the proxy statement / prospectus / information statement to the Company’s stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. The Company urges investors and stockholders to read the proxy statement / prospectus / information statement regarding the proposed transaction when it becomes available, as well as other documents filed or that will be filed with the SEC, because they contain or will contain important information about the proposed transaction. This communication is not a substitute for the registration statement, definitive proxy statement / prospectus / information statement or any other documents that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, proxy statement / prospectus / information statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the registration statement, proxy statement / prospectus / information statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Once they are filed, copies of the registration statement and proxy statement / prospectus / information statement will be available free of charge on the Company’s website at www.thresholdpharm.com or by contacting the Company’s Investor Relations at 510.703.9491 or by email at Investor Relations, denise@redhousecomms.com.

Participants in Solicitation

The Company, Molecular Templates and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Definitive Proxy Statement for its 2016 Annual meeting, which was filed with the SEC on April 29, 2016. Other information regarding the interests of such individuals, as well as information regarding Molecular Templates’ directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement / prospectus / information statement, which will be included in the Company’s registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This report will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated March 16, 2017, by and among the Company, Molecular Templates and Merger Sub.
10.1	Form of Company Support Agreement, dated March 16, 2017, by and between Molecular Templates and each of the parties named in each agreement therein.
10.2	Form of Molecular Templates Support Agreement, dated March 16, 2017, by and between the Company and each of the parties named in each agreement therein.
10.3	Form of Company Lock-Up Agreement, dated March 16, 2017, by and between the Company and each of the parties named in each agreement therein.
10.4	Form of Molecular Templates Lock-Up Agreement, dated March 16, 2017, by and between the Company and each of the parties named in each agreement therein.
99.1	Joint Press Release of the Company and Molecular Templates, dated March 17, 2017.
*	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Vice President, Finance and Controller

Date: March 17, 2017

THRESHOLD PHARMACEUTICALS, INC.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated March 16, 2017, by and among the Company, Molecular Templates and Merger Sub.
10.1	Form of Company Support Agreement, dated March 16, 2017, by and between Molecular Templates and each of the parties named in each agreement therein.
10.2	Form of Molecular Templates Support Agreement, dated March 16, 2017, by and between the Company and each of the parties named in each agreement therein.
10.3	Form of Company Lock-Up Agreement, dated March 16, 2017, by and between the Company and each of the parties named in each agreement therein.
10.4	Form of Molecular Templates Lock-Up Agreement, dated March 16, 2017, by and between the Company and each of the parties named in each agreement therein.
99.1	Joint Press Release of the Company and Molecular Templates, dated March 17, 2017.
*	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.